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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                           (Amendment No. ......... )

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                           Xechem International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

SEC 733A (2-99)     POTENTIAL  PERSONS WHO ARE TO RESPOND TO THE  COLLECTION  OF
                    INFORMATION  CONTAINED  IN THIS  FORM  ARE NOT  REQUIRED  TO
                    RESPOND  UNLESS  THE FORM  DISPLAYS  A  CURRENTLY  VALID OMB
                    CONTROL NUMBER.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

                           Xechem International, Inc.
                                100 Jersey Avenue
                              Building B, Suite 310
                         New Brunswick, New Jersey 08901
                                 (732) 247-3300

            ---------------------------------------------------------

                       PROPOSED ACTION BY WRITTEN CONSENT
                                 OF STOCKHOLDERS
                    TO BE EFFECTED ON OR AFTER MARCH __, 2003

            ---------------------------------------------------------

               WE ARE NOT ASKING YOU FOR A PROXY AND REQUEST THAT
                             YOU NOT SEND US A PROXY

To the Stockholders of Xechem International, Inc.:

     The attached Information Statement is being delivered by Xechem International, Inc. in connection with the approval by our stockholders of two matters: (i) to amend our Certificate of Incorporation to reflect a reverse stock split based upon the closing price of our shares of common stock, par value $0.00001 per share (the "Common Shares") on the day before we effect such stock split (the "Reverse Stock Split Amendment" and the "Reverse Stock Split"); and (ii) an amendment (the "Amendment") to our Certificate of Incorporation to increase the number of authorized Common Shares, from 9,950,000,000 to 499,950,000,000 shares. The Information Statement is first being mailed to stockholders on or about March __, 2003. We anticipate that one or both of the amendments will become effective on or after March __, 2003, although, as we explain in the Information Statement, in the sole discretion of our board of directors, we may delay the effectiveness of one or both of these amendments.

     On February 15, 2003, our board of directors approved resolutions authorizing us to file an amendment to our Certificate of Incorporation relating to both the Amendment and the Reverse Stock Split Amendment with the Delaware Secretary of State. As of March __, 2003, the holders of a majority of our outstanding shares of Common Shares, Series A Preferred Stock (the "Series A Preferred Shares") and Class C, Series 6 Preferred Stock (the "Class 6 Series 6 Preferred Shares"), voting both separately and together as a class, approved the amendments to our Certificate of Incorporation relating to both the Amendment and the Reverse Stock Split Amendment, by written consents signed by each of these stockholders in accordance with the Delaware General Corporation Law, and authorized us to file these amendments with the Delaware Secretary of State.

The Proposed Reverse Stock Split
--------------------------------

     The primary purpose of the proposed Reverse Stock Split would be to combine the outstanding Common Shares so that the Common Shares outstanding, after giving effect to the Reverse Stock Split, trade at a significantly higher price per share than the Common Shares outstanding before giving effect to the Reverse Stock Split.

     From January 1, 2002 to January 31, 2003, the closing bid price for the Common Shares on the OTC Bulletin Board ranged from $0.02 to $0.0002 per share. The closing bid price for the Common Shares on February 14, 2002, was $0.0002 per share.

     We believe that such a low quoted market price per share is discouraging potential new investors, increasing market price volatility and decreasing the liquidity of the Common Shares.

     We believe that the current per share price level of the Common Shares has reduced the effective marketability of the Common Shares because of the reluctance of many brokerage firms to recommend low priced stock to their clients. Certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stock. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.

     In addition, since brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of the Common Shares can result in individual stockholders paying transaction costs (commission, markups, or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Shares at their current low share price.

     The Common Shares presently are considered "penny stock" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Exchange Act imposes certain obligations on brokerage firms engaging in transactions involving penny stock, including providing additional disclosure to investors and obtaining certain written representations from such investors. These additional obligations result in many brokerage firms declining to engage in transactions involving penny stock.

     For all the above reasons, we believe that the Reverse Stock Split is in the best interests and our stockholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences. We anticipate that, following the consummation of the Reverse Stock Split, the Common Shares would trade at a price per share that is significantly higher than the current market price of the Common Shares. HOWEVER, THERE CAN BE NO ASSURANCE THAT, FOLLOWING THE REVERSE STOCK SPLIT, THE COMMON SHARES WILL TRADE AT A PRICE THAT FULLY REFLECTS THE AMOUNT OF THE REVERSE STOCK SPLIT. In addition, we believe that the trading price of common stock of other companies which has been reverse split often decreases, at least initially, after the reverse split is affected.

Shares to be Issued upon Conversion of Debentures or Notes
----------------------------------------------------------

     We engaged in a private offering of our Unsecured Subordinated Convertible Debentures (the "Debentures") in the original principal amount of up to $2,000,000, which offering was made only to accredited investors and was exempt as a private offering under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). We sold a total of $1,239,504 in principal amount of Debentures. The Debentures are convertible into Common Shares. The offering consisted of two tranches of Debentures: one tranche, consisting of $307,500 in principal amount of Debentures, having a conversion price of $0.005 per share; and the second tranche, consisting of the remaining Debentures, having a conversion price of $0.00025 per share or such other conversion price which we may negotiate. We have concluded our offering of the Debentures. The Debentures mature in ten years from issuance and provide that we are not required to make any payments of principal or interest until maturity. Approximately $1,095,331 in principal amount of Debentures has been converted into Common Shares. Based on the total outstanding principal amount of Debentures and a conversion price of $0.00025 per share, if all of the outstanding Debentures are converted to Common Shares, we will be required to issue approximately 576,692,000 additional Common Shares.

     We also have been engaged in a private offering of our Unsecured Convertible Notes (the "Notes") in the original principal amount of up to
$3,000,000, which offering is being made only to accredited investors and is exempt either as a private offering under Regulation D of the Securities Act or as an offering made outside of the United States under Regulation S of the Securities Act. The Notes and all accrued unpaid interest thereon are convertible into Common Shares, with a conversion price of the lower of $0.005 or 50% of the lowest closing bid price for the Common Shares on the OTC Bulletin Board, the Nasdaq SmallCap or NMS Markets or any stock exchange, or if not then trading on any of the foregoing, such other principal market or exchange where the Common Shares are listed or traded for 30 trading days prior to but not including the date of conversion.

     As of the date of this Notice, we have sold $_______________ in principal amount of the Notes and we are continuing to offer the remaining Notes. The Notes mature in two years from issuance and provide that we are not required to make any payments of principal or interest until maturity. Approximately $_______ in principal amount of Notes has been converted into Common Shares. If all of the remaining outstanding Notes are held until maturity, and we sell the remaining principal amount of Notes available, we may be required to issue in excess of _______ Common Shares (exclusive of additional shares issuable on conversion of accrued unpaid interest to additional Common Shares) assuming the conversion is based on the closing price of our Common Shares as of February 14, 2003, which was $0.0002 per share. The actual conversion amount will vary based upon the closing price from time to time of our Common Shares.

     We also have granted options to other parties, including options granted pursuant to our stock option plan, which, as of the date of this Notice, provide for the purchase of up to 174,456,000 Common Shares. In addition, the Notes contain warrants to purchase 40 Common Shares for each $1.00 of principal amount of Notes issued, exercisable at $0.01 per Common Share. The Amendment to our Certificate of Incorporation provides us with a sufficient number of Common Shares to issue in connection with the conversion of the Debentures and the Notes and the exercise of stock options and warrants. This Amendment also will provide us with an increased number of Common Shares to issue in connection with future financings. The board of directors has under consideration a resolution to sell additional Common Shares to raise up to $2,000,000 in an offering registered under the Securities Act of 1933, as amended. If the market price of the Common Shares is $0.0002 when this registration statement becomes effective, we may be required to register in excess of 37,000,000,000 Common Shares in this proposed offering. We cannot guarantee that the board will conclude to go forward with this proposed registered public offering or, if we do go forward with this proposed offering, that we will raise any amount of funds.

Effectiveness  of Either or Both of the  Amendment  or the  Reverse  Stock Split
--------------------------------------------------------------------------------
Amendment
---------

     As a result of the consents which we have received from holders of in excess of a majority of our outstanding voting securities, we will be able to amend our Certificate of Incorporation to increase the number of authorized Common Shares and effect the Reverse Stock Split. It is our intention to affect the Reverse Stock Split at a time when we believe that the Reverse Stock Split would provide the maximum benefit to our stockholders, which may not occur for months, if at all. However, prior to effecting the Reverse Stock Split, we may find that because the trading price of our Common Shares remains low, Debentureholders and Noteholders may have indicated to us their preference to convert their Debentures and Notes into Common Shares, and we may not have a sufficient number of authorized Common Shares available for issuance. In that event, we would file the Amendment to our Certificate of Incorporation with the Delaware Secretary of State and increase the number of our authorized Common Shares.

     In summary, as a result of the consents that we have received from the holders of our voting securities, we have the following options available to us:
(i) effect the Reverse Stock Split and not file the separate amendment to our Certificate of Incorporation to increase the number of authorized Common Shares;
(ii) amend our Certificate of Incorporation to increase the number of authorized Common Shares and not affect the Reverse Stock Split; or (iii) amend our Certificate of Incorporation to increase the number of authorized Common Shares and effect the Reverse Stock Split at a later date. As of the date of this Information Statement, we have not finally decided which of these options we will choose. However, when we have decided which of these options we will implement, we will issue a press release.

     This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of
Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended.

                                        By Order of the Board of Directors:


                                        Dr. Ramesh C. Pandey
                                        President and Chairman of the
                                        Board of Directors

New Brunswick, New Jersey
March __, 2003

                           XECHEM INTERNATIONAL, INC.
                                100 Jersey Avenue
                              Building B, Suite 310
                         New Brunswick, New Jersey 08901

                          -----------------------------

                              INFORMATION STATEMENT

                          -----------------------------

                               GENERAL INFORMATION

     This Information Statement relates to two proposed amendments to the Certificate of Incorporation of Xechem International, Inc.: one to effect a reverse stock split; and the other to increase the amount of our authorized shares of common stock (the "Common Shares"). We are first mailing this Information Statement on or about March __, 2003, to stockholders of record as of the close of business on February 10, 2003.

The Proposed Reverse Stock Split
--------------------------------

     The primary purpose of the proposed Reverse Stock Split would be to combine the outstanding Common Shares so that the Common Shares outstanding, after giving effect to the Reverse Stock Split, trade at a significantly higher price per share than the Common Shares outstanding before giving effect to the Reverse Stock Split.

     From January 1, 2002 to March __, 2003, the closing bid price for the Common Shares on the OTC Bulletin Board ranged from $0.02 to $0._____ per share. The closing bid price for the Common Shares on March __ 2002, was $____ per share.

     We believe that such a low quoted market price per share is discouraging potential new investors, increasing market price volatility and decreasing the liquidity of the Common Shares. As a result, we have decided to split the outstanding Common Shares as follows: we want the initial price for the Common Shares to equal $1.00 per share after the Reverse Stock Split. (You should understand we are not guaranteeing that the Common Shares will actually trade at this price after the Reverse Stock Split.) In order to achieve this price, we will multiply the closing price of the Common Shares on the last trading day before we affect the Reverse Stock Split (the "Closing Price") by a number which results in $1.00. For example, if the Closing Price of the Common Shares is $0.0002 per share, we must multiply this number (the "Multiple") by 5,000 to result in a price per share of $1.00. If the Closing Price is less than $0.0002, the Multiple will be a number greater than 5,000; if the closing price is more than $0.0002, the Multiple will be a number less than 5,000. Using this example, the Reverse Stock Split would be one post-split Common Share for each group of 5,000 pre-split Common Shares.

     We believe that the current per share price level of the Common Shares has reduced the effective marketability of the Common Shares because of the reluctance of many brokerage firms to recommend low priced stock to their clients. Certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stock. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.

     In addition, since brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of the Common Shares can result in individual stockholders paying transaction costs (commission, markups, or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Shares at their current low share price.

     The Common Shares presently are considered "penny stock" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Exchange Act imposes certain obligations on brokerage firms engaging in transactions involving penny stock, including providing additional disclosure to investors and obtaining certain written representations from such investors. These additional obligations result in many brokerage firms declining to engage in transactions involving penny stock.

     For all the above reasons, we believe that the Reverse Stock Split is in the best interests of us and our stockholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences. We anticipate that, following the consummation of the Reverse Stock Split, the Common Shares would trade at a price per share that is significantly higher than the current market price of the Common Shares. HOWEVER, THERE CAN BE NO ASSURANCE THAT, FOLLOWING THE REVERSE STOCK SPLIT, THE COMMON SHARES WILL TRADE AT A PRICE THAT FULLY REFLECTS THE AMOUNT OF THE REVESE STOCK SPLIT. In addition, we believe that the trading price of common stock of other companies which have been reverse split often decreases, at least initially, after the reverse split is effected.

     On February 10, 2003, our board of directors unanimously adopted a resolution approving an amendment to our Certificate of Incorporation (the "Reverse Stock Split Amendment"). Holders of over a majority of our Common Shares, Series A Preferred Shares and Class C, Series 6 Preferred Shares, voting both separately and together as a class, have given their consents to the Reverse Stock Split Amendment. A copy of the Reverse Stock Split Amendment is attached as Appendix II to this Information Statement.

Effect of the Reverse Stock Split
---------------------------------

     The Reverse Stock Split will be effected by filing the Revenue Stock Split Amendment, and will be effective immediately upon such filing (the "Effective Date"). We will not file the Reverse Stock Split Amendment with the Delaware Secretary of State's office any earlier than 20 days following the mailing of the enclosed Information Statement and may delay further the filing of the Reverse Stock Split Amendment. The actual timing of such filing will be determined by our board of directors based upon its evaluation as to when, if ever, such action will be most advantageous to us and our stockholders.

     Each stockholder that owns less than one Common Share after the Reverse Stock Split or who, as a result of the Reverse Stock Split, will own a number of whole Common Shares plus a fractional Common Share will have such stockholder's fractional Common Shares converted into the right to receive cash, as set forth below in "Exchange of Stock Certificates and Payment for Fractional Shares." The interest of such stockholder in us will then be terminated and such stockholder will have no right to share in our assets or future growth. Each stockholder that owns at least one Common Shares will continue to own Common Shares after the Reverse Stock Split and will continue to share in our assets and future growth as a stockholder. The number of Common Shares that may be purchased upon the exercise of outstanding options, warrants and other securities convertible into, or exercisable or exchangeable for, Common Shares, including the Class A Preferred Shares, the Debentures and the Notes (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date.

     The Reverse Stock Split will also result in some Stockholders owning "odd lots" of less than 100 Common Shares as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     We presently are authorized to issue 9,950,000,000 Common Shares, of which 5,200,622,137 shares were issued and outstanding at the close of business on
February 10, 2003 (the "Record Date"). We are also authorized to issue 50,000,000 shares of Preferred Stock $.00001 par value (the "Preferred Shares"), of which (i) 2,500 are designated Class A Preferred Shares, with 2,500 issued and outstanding, and (ii) _______ are designated Class C, Series 6 Preferred Shares, with _______ issued and outstanding at the close of business on the Record Date. EVEN IF WE EFFECT THE REVERSE STOCK SPLIT, WE INTEND TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES TO 499,500,000,000 BUT WE WILL NOT INCREASE THE AMOUNT OF OUR AUTHORIZED PREFERRED SHARES. The number of outstanding Class A Preferred Shares will not be changed by the Reverse Stock Split because their conversion rate into Common Shares automatically adjusts to reflect the Reverse Stock Split. The number of outstanding Class C Series 6 Preferred Shares will not be changed by the Reverse Stock Split; however, conversion price of the Class C Series 6 Preferred Shares into Common Shares will be changed to reflect the Reverse Stock Split.

     As of March __, 2003, we had approximately ____ record holders of Common Shares and one holder of Class A Preferred Shares and one holder of Class C, Series 6 Preferred Shares and believe, based on information received from the transfer agent and those brokerage firms that hold our securities in custodial or "street" name, that such shares were beneficially owned by an aggregate of approximately ____ beneficial owners of Common Shares, one beneficial owner of Class A Preferred Shares and one beneficial owner of Class C Series 6 Preferred Shares. Based on estimated stock holdings as of March __, 2003, we estimate that, after the Reverse Stock Split, we will continue to have approximately the same number of stockholders. EXCEPT FOR THE RECEIPT OF CASH IN LIEU OF FRACTIONAL SHARES, THE REVERSE STOCK SPLIT WILL NOT AFFECT ANY STOCKHOLDER' S PROPORTIONATE EQUITY INTEREST IN US.

     The par value of the Common Shares will remain at $.00001 per share following the Reverse Stock Split, and the number of Common Shares outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Shares will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Shares for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect our retained earnings deficit, and stockholders' equity will remain substantially unchanged.

     Effectuation of the Reverse Stock Split Proposal as of September 30, 2002 would not have had an effect on our $1,968,000 consolidated net loss for the nine month period then ended. However, net loss per share of less than $.01 would have not increased materially. No adjustment has been made for the reduction in the number of Common Shares resulting from the payment of cash for fractional shares. The per share information included in consolidated financial statements and other publicly available information about us will be restated following the Effective Date to reflect the Reverse Stock Split.

Exchange of Stock Certificates and Payment for Fractional Shares
----------------------------------------------------------------

     The combination and reclassification of Common Shares pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders and without regard to the date certificates representing Common Shares prior to the Reverse Stock Split are physically surrendered for new certificates. If the number of Common Shares to which a holder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, we will pay to the stockholder, in lieu of issuing fractional Common Shares, cash as follows: multiply the product of a fraction whose numerator is the number of fractional shares and the denominator is the Multiple times $1.00. For example, if a person owns 1,000 fractional shares and the Multiple if 5,000, that person would receive 1,000/5,000 times $1.00 or $0.20 for the fractional shares. The Company will not pay cash in an amount less than $0.01 to any stockholder.

     As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for Common Shares to be used in forwarding such certificates for surrender and exchange for certificates representing the number of Common Shares such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing Common Shares prior to the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of Common Shares that is held as a result of the Reverse Stock Split and any cash payable in lieu of a fractional share. STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     After the Effective Date, each certificate representing Common Shares outstanding prior to the Effective Date (an "old certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of Common Shares, and the right to receive from us the amount of cash for any fractional shares, into which the Common Shares evidenced by such certificate have been converted by the

Reverse Stock Split, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by us after the Effective Date, until the old certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

Increase in Authorized Number of Shares of Common Stock
-------------------------------------------------------

     In early 2001, our Board of Directors decided to issue Unsecured Subordinated Convertible Debentures (the "Debentures") in the original principal amount of up to $2,000,000 in order to obtain additional working capital for our operations. We offered the Debentures to investors up to May 2002 and sold $1,239,504 in principal amount of the Debentures. We offered the Debentures only to accredited investors in a private offering exempt from registration under Regulation D of the Securities Act of 1933, as amended.

     All of the Debentures mature ten years from the date of issuance and are convertible into Common Shares any time after six months from the date of issuance. The Debentures consist of two tranches: one tranche, consisting of $307,500 in principal amount of Debentures, having a conversion price of $0.005 per share into Common Shares and a second tranche, consisting of the remaining Debentures, having a conversion price of $0.00025 per share or such other conversion price which we may negotiate. The holders of the Debentures are entitled to convert some or all of the unpaid principal and interest into Common Shares. The Debentures provide that we are not required to make any payments of principal or interest prior to the maturity date. The Debentures bear simple interest at the rate of 8% per annum.

     The Debentures are subordinated to all of our existing and future bank debt and to any secured financing which we obtain. The Debentures contain customary anti-dilution protection in the event of stock splits, mergers, consolidation and similar business combinations.

     In the event that all of the outstanding Debentures are held to maturity, we do not make any payments of principal or interest prior thereto, and all principal and interest then outstanding is converted into Common Shares, we will be required to issue approximately 576,692,000 additional Common Shares.

     In May 2002, our Board of Directors decided to issue up to $3,000,000 in principal amount of Subordinated Convertible Notes (the "Notes") in order to obtain additional working capital for our operations. As of the date of this Information Statement, we have sold approximately $1,707,000 in principal amount of Notes to investors in an offering exempt from registration pursuant to
Section 4(2) under the Securities Act and Regulations D and S thereunder, of which amount $1,300,000 in principal amount of Notes remains outstanding. As a result, none of the Notes issued are freely tradable. The Notes provide, among other things, for voluntary conversion of some or all of the outstanding principal and accrued but unpaid interest thereon until the date of conversion but only after six months from the date of issuance of each Note until maturity of the Notes two years after issuance. In addition, each $1.00 of Note purchase entitled the Note purchaser to one warrant to purchase 40 Common Shares exercisable at $0.01 per share (the "Warrants").

     The conversion price of the principal of the Notes and accrued, unpaid interest thereon is the lower of $0.005 per share or 50% of the lowest closing bid price for the Common Shares on the Pink Sheets, the OTC Bulletin Board, the Nasdaq SmallCap or NMS Markets or any stock exchange, or if not then trading on any of the foregoing, such other principal market or exchange where the Common Shares are listed or traded for 30 trading days prior to but not including the date of conversion. The Notes possess anti-dilution provisions for stock dividends, splits, mergers, sale of substantially all of our assets and for other events. We will issue up to approximately 2,623,499,000 Common Shares if all of the outstanding Notes are held to maturity (two years after issuance), the conversion price is $0.005 per Common Share, we do not make any payments of principal or interest and the entire amount of outstanding principal and interest is converted into Common Shares. We will issue more Common Shares if the conversion price is adjusted to less than $0.005 per Common Share. Since May 2002, the price of our common stock on the OTC Bulletin Board has continued to drop and the closing price as of the date of this Information Statement was $0.____ per share. If all outstanding Notes were converted today, we would be required to issue over 37,000,000,000 Common Shares and we would not have a sufficient number of authorized Common Shares to issue. We will not know the exact conversion price until the holder of the Notes decides to convert the Notes into Common Shares. If any outstanding Notes are converted prior to maturity, then the amount of interest will be less and the total number of Common Shares which we will issue upon conversion may be less, depending upon the conversion price then in effect.

     The Notes are subordinated to all of our existing and future bank debt and to any secured financing which we obtain. The Notes contain customary anti-dilution protection in the event of stock splits, mergers, consolidation and similar business combinations.

     We have granted options to other parties, including our employees pursuant to our Stock Option Plan, to purchase up to 174,456,000 Common Shares. We recently increased the number of Common Shares which we are able to issue under our Stock Option Plan from 25,000,000 to 300,000,000 shares.

     If all of the Debentures and Notes are converted and the other options and Warrants are exercised, we will not have a sufficient number of Common Shares available for issuance. In addition, we believe it is prudent to have additional authorized but unissued Common Shares available for issuance at all times to enable us to expeditiously raise additional funds or use our stock for strategic acquisitions or as currency for the procurement of services or assets, without seeking stockholder approval in each instance. We presently do not have any plans to issue additional Common Shares or shares of preferred stock in connection with transactions involving a merger, consolidation, sale of a major portion of our assets or any other form of business combination. However, the board of directors has under consideration a resolution to sell additional Common Shares to raise up to $2,000,000 in an offering to be registered under the Securities Act of 1933, as amended.

     On February 10, 2003, our board of directors unanimously adopted a resolution approving an amendment (the "Amendment") to our Certificate of Incorporation to increase the number of authorized Common Shares from 9,950,000,000 to 499,950,000,000. The present holders of our common and preferred stock do not have pre-emptive rights. Our board of directors has the authority to determine the rights, preferences and privileges of any shares of preferred stock which may be issued in the future, including dividend rates, conversion prices, voting rights, redemption features and similar terms. Holders of over a majority of our Common Shares, Series A Preferred Shares, and Class C, Series 6 Preferred Shares, voting both separately and together as a class, have given their consents to the Amendment. A copy of the Amendment is attached as Appendix I to this Information Statement.

Effectiveness  of Either or Both of the Reverse  Stock Split  Amendment  and the
--------------------------------------------------------------------------------
Amendment
---------

     As a result of the consents which we have received from holders of in excess of a majority of our outstanding voting securities, we will be able to amend our Certificate of Incorporation to increase the number of authorized Common Shares and effect the Reverse Stock Split. It is our intention to effect the Reverse Stock Split at a time when we believe that the Reverse Stock Split would provide the maximum benefit to our stockholders, which may not occur for months, if at all. However, prior to effecting the Reverse Stock Split, we may find that because the trading price of our Common Shares remains low, Debentureholders and Noteholders may have indicated to us their preference to convert their Debentures and Notes into Common Shares, and we may not have a sufficient number of authorized Common Shares available for issuance. In that event, we would file the Amendment to our Certificate of Incorporation with the Delaware Secretary of State and increase the number of our authorized Common Shares.

     Under Section 228 of the Delaware General Corporation law, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice. We will not need any further authorization from our shareholders for any matter prior to our issuance of any additional Common Shares or Preferred Shares. The approval of the Amendment and the Reverse Stock Split Amendment are the only matters covered by this Information Statement.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                      REQUEST THAT YOU NOT SEND US A PROXY.

     As of the date of this Information Statement, we have received consents from stockholders holding a total of _______ of our Common Shares, the approval of the holder of all 2,500 shares of Class A Preferred Stock, who is entitled to a vote equivalent to 2,500,000 Common Shares, and the holder of all ______ shares of Class C, Series 6 Preferred Stock, who is entitled to a vote equivalent to _______ Common Shares, voting both separately and together as a class. This vote equates to _______ Common Shares, or _____% of our voting capital stock. The Amendment and the Reverse Stock Split Amendment will become effective upon filing with the Delaware Secretary of State. We intend to make the filing of the Amendment or Reverse Stock Split Amendment at such time when, in the judgment of the board of directors, it is in the best interests of the stockholders, but in no event earlier than 20 days following the mailing of this Information Statement.

                           SHARE OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the total voting stock (including the Common Shares, Class A Preferred Shares and Class C, Series 6 Preferred Shares) as of February 10, 2003 by: (i) each stockholder known by us to beneficially own in excess of 5% of the outstanding Common Shares, Class A Preferred Shares and Class C, Series 6 Preferred Shares; (ii) each director; and (iii) all directors and executive officers, as a group. As of February 10, 2003, we had 4,114,342,042 Common Shares issued and outstanding, 2,500 Series A Preferred Shares outstanding and 95,055 shares of Class C, Series 6 Preferred Shares outstanding. All of the outstanding Class A Preferred Shares and Class C, Series 6 Preferred Shares are owned by Dr. Ramesh C. Pandey. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the shares beneficially owned by such persons.

------------------------------------------------------------------------------------------------------------------------------------
                                               COMMON STOCK       CLASS A PREFERRED STOCK  CLASS C PREFERRED STOCK

------------------------------------------------------------------------------------------------------------------------------------
Name and Address                         Number of      Percent of  Number of  Percent of   Number of  Percent of  Percent of Voting
                                           Shares          Class      Shares      Class       Shares      Class        Stock (1)(2)
------------------------------------------------------------------------------------------------------------------------------------
Beverly Robbins (3)                    253,274,968         6.16%         0          --           0          --             5.00%

------------------------------------------------------------------------------------------------------------------------------------
Stephen F. Burg (4)                      4,024,700 (6)      .10%         0          --           0          --              .08%

------------------------------------------------------------------------------------------------------------------------------------
Ramesh C. Pandey, Ph.D. (5)             61,923,663 (7)     1.50%     2,500 (1)     100%     95,055 (2)     100%           20.00%

------------------------------------------------------------------------------------------------------------------------------------
All directors and executive officers    65,948,363 (8)     1.60%     2,500 (1)     100%     95,055 (2)     100%           20.08%
as a group (2 persons)
------------------------------------------------------------------------------------------------------------------------------------

(1) Gives effect to the voting rights of 2,500 shares of Class A Voting Preferred Stock, all of which are owned by Dr. Pandey and which entitle him to cast 1,000 votes per share on all matters as to which shareholders are entitled to vote.
(2) Gives effect to the voting rights of 2,665 shares of Class C Voting Preferred Stock, all of which are owned by Dr. Pandey and which entitle him to cast 10,000 votes per share on all matters as to which shareholders are entitled to vote.
(3)  The address of Beverly Robbins is 420 Patton Avenue, Piscataway, NJ 08854.
(4)  The address of Stephen Burg is 3257 Winged Foot Drive, Fairfield, CA 94533.
(5) The address of Dr. Pandey is c/o Xechem International, Inc., 100 Jersey Avenue, Building B, Suite 310, New Brunswick, New Jersey 08901.
(6) Does not include 4,000,000 shares subject to options, which presently are not exercisable, and will not be exercisable, within 60 days from February __, 2003; however, includes 4,024,700 shares that are subject to presently exercisable options.
(7) Does not include 1,500,000 shares that are presently subject to exercisable options.
(8) Does not include 4,000,000 shares subject to the options granted to directors, which presently are not exercisable, and will not be exercisable, within 60 days from __________, 2003; however, includes 5,524,700 shares that are subject to presently exercisable options.

                                  OTHER MATTERS

     Our board of directors is not aware of any matter, other than that described in this Information Statement, to be presented for the consent of stockholders.

     We are subject to the reporting requirements of the Securities Exchange Act of 1934 and, accordingly, are required to file reports and other information with the SEC relating to our business, financial condition and other matters. Our financial statements, and other information concerning us, are required to be disclosed in proxy statements distributed to our stockholders or other reports filed with the SEC. These reports, proxy statements and other information are available for inspection at the public reference rooms of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies can also be obtained, by mail, upon payment of the SEC's customary charges, by writing to the SEC's main office at 450 Fifth Street, N.W., Washington, D.C. 20549. This material is also available through the Internet at the SEC's website, and may be requested from the Company at 100 Jersey Avenue, Building B, Suite 310, New Brunswick, NJ 08901.

                                        By order of the Board of Directors


                                        Dr. Ramesh C. Pandey, President and
                                        Chairman of the Board of Directors

                                                                      APPENDIX A
                                                                      ----------

                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION
                          OF XECHEM INTERNATIONAL, INC.

     Xechem International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation held on February 17, 2003, the Board of Directors duly adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

          RESOLVED,   that  the  directors   find  it  advisable  to  amend  the
     Certificate of Incorporation of the Corporation by striking Article Fourth,
     Section 1 in its entirety and inserting in lieu thereof the following:

     FOURTH. Authorized Shares.

     1. The aggregate number of shares which the Corporation shall have authority to issue is 500,000,000,000 shares, of which 2,500 shares of the par value of $0.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $0.00001 per share shall be designated "Class B 8% Preferred Stock," 49,996,350 shares of the par value of $0.00001 per share shall be designated "Class C Preferred Stock" and 499,950,000,000 shares of the par value of $0.00001 per share shall be designated "Common Stock."

     SECOND: In accordance with Sections 242 and 228 of the Delaware General Corporation Law, the above statement of amendment has been duly approved by the board of directors and stockholders of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Ramesh C. Pandey, its President and Chief Executive Officer and attested by Ramesh C. Pandey, its Secretary, this _____ day of __________, 2003.


                                        /s/ Ramesh C. Pandey
                                        ----------------------------------------
                                        Ramesh C. Pandey, President and
                                        Chief Executive Officer
ATTEST:

/s/ Ramesh C. Pandey
------------------------------------
Ramesh C. Pandey, Secretary

                                                                      APPENDIX B
                                                                      ----------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           XECHEM INTERNATIONAL, INC.

     Xechem International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

     FIRST: That the Board of directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

     RESOLVED, that, subject to Stockholder approval by consent in lieu of a special meeting of stockholders, Section 1 of Article Fourth of the Certificate of Incorporation of this Corporation shall be amended and restated to read in its entirety as follows:

     "1. Effective immediately upon the filing of this Amendment to the Certificate of Incorporation in the office of the Secretary of State of the State of Delaware, the outstanding shares of Common Stock shall be and hereby are combined and reclassified as follows: each share of Common Stock shall be reclassified as and converted into one _______ of a share of Common Stock; provided, however, that fractional shares of Common Stock will not be issued in connection with such combination and reclassification, and each holder of a fractional share of Common Stock shall receive in lieu thereof a cash payment from the Corporation determined by multiplying such fraction by ___ times the average closing price of the Common Stock on the OTC Bulletin Board for the trading day immediately preceding the effective date of this Amendment, such payment to be made upon such other terms and conditions as the officers of the Corporation, in their judgment, determine to be advisable and in the best interests of the Corporation.

     Certificates representing shares combined and reclassified as provided in this Amendment are hereby canceled, and, upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive new certificates representing the shares resulting from such combination and reclassification.

     The aggregate number of shares which the Corporation shall have authority to issue is 500,000,000,000, of which 2,500 shares of the par value of $.00001 per share shall be designated "Class A Voting Preferred Stock," 1,150 shares of the par value of $.00001 per share shall be designated "Class B 8% Preferred Stock," 49,996,350 shares of the par value of $.00001 per share shall be designated "Class C Preferred Stock," and 499,950,000,000 shares of the par value of $.00001 per share shall be designated "Common Stock."

     SECOND: In accordance with Sections 242 and 228 of the Delaware General Corporation Law, the above statement of amendment has been duly approved by the board of directors and the stockholders of the Corporation.

     THIRD: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Ramesh C. Pandey, Ph.D., its President, this _____ day of_________, 2003.

                                        XECHEM INTERNATIONAL, INC.

                                        By:
                                           -------------------------------------
                                           Title:
                                                 -------------------------------

                                       2